                    U.S. SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                                  FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




                                March 23, 1999
               ------------------------------------------------
               Date of Report (date of earliest event reported)



                      SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
             ----------------------------------------------------
             Exact name of Registrant as Specified in its Charter



         Colorado                  0-18239            84-1087879
---------------------------    ---------------   ---------------------
State or Other Jurisdiction    Commission File        IRS Employer
of Incorporation                  Number          Identification Number


             5102 South Westshore Boulevard, Tampa, Florida 33611
          ----------------------------------------------------------
          Address of Principal Executive Offices, Including Zip Code


                               (813) 832-4040
              --------------------------------------------------
              Registrant's Telephone Number, Including Area Code


                                      N/A
         -----------------------------------------------------------
         Former Name or Former Address, if Changed Since Last Report

ITEM 5.  OTHER EVENTS.

On March 23, 1999, the Company agreed to sell 36 million of the Company's Series 2 Preferred Stock to Drexel Aqua Technologies, Inc. ("Drexel"), a privately-held Delaware corporation, for a consideration of $500,000. In turn, Drexel has agreed to sell to the Company all of the outstanding stock of Drexel's subsidiary company Sindia Expedition, Inc. ("SEI"), a New Jersey corporation, for an issue of common stock. The exact amount of stock to be issued for SEI will depend on the results of an actuarial valuation of the "Sindia" shipwreck project.

Under the terms of the purchase agreement, Drexel will pay to Seahawk a minimum of $50,000 each month for a period of ten months commencing March 23, 1999, and Seahawk will issue the shares to Drexel on a pro-rata basis. Each share of the Series 2 Preferred Stock will be fully voting and carry rights for conversion to one fifth of one share of common stock in Seahawk. No dividend or interest will be payable on the preferred shares.

The purchase agreement also provides that on payment of the first monthly installment, Drexel will be entitled to appoint two persons to the Company's Board of Directors, on payment of the second monthly installment Drexel will be entitled to appoint a third director and on payment of the final installment, Drexel can appoint a fourth director. As of the filing of this Form 8-K, Drexel had made the first two payments but had not asked the Company to appoint any new persons to the Board of Directors.

Prior to the acquisition of SEI, Seahawk will ask its shareholders to approve an increase in the number of authorized shares of common stock in order to have shares available to issue to Drexel for the acquisition of SEI. Seahawk also intends to attempt to raise up to $15 million in either a private or public offering to fund the recovery of the Sindia. Drexel will be responsible for providing the additional funding for the preparation and organization of the offering.

ITEM 7.  FINANCIAL STATEMENTS.

     (c)  EXHIBITS.

     Exhibit
     Number     Description                             Location

       3.1      Articles of Amendment for Series        Filed herewith
                2 Preferred Stock                       electronically

      10.1      Stock Purchase Agreement between        Filed herewith
                the Company and Drexel Aqua             electronically
                Technologies, Inc. dated
                March 23, 1999

      10.2      Merger Agreement between the Company    Filed herewith
                and Drexel Aqua Technologies, Inc.      electronically
                dated March 23, 1999

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    SEAHAWK DEEP OCEAN TECHNOLOGY, INC.



Dated:  June 1, 1999                By: /s/ John T. Lawrence
                                       John T. Lawrence, President




































                                     3